Exhibit 99.1

PRESS RELEASE

Financial Contact:	Media Contact:
Kellie S. Pruitt	Robert Milligan
Chief Financial Officer	Director of Finance
Healthcare Trust of America, Inc.	Healthcare Trust of America, Inc.
480-258-6637	480-998-3478
kelliepruitt@htareit.com	robertmilligan@htareit.com

Healthcare Trust of America, Inc. Reports 22% Increase in Normalized FFO in Second Quarter

Scottsdale, Arizona (August 7, 2012) — Healthcare Trust of America, Inc. (NYSE: HTA) (“HTA” or the “Company”) announced results for the three months ended June 30, 2012.

HTA listed its Class A common stock on the New York Stock Exchange during the second quarter further positioning the Company to continue to execute its strategic plan. As of June 30, 2012, the Company had invested $2.5 billion in a high quality portfolio of medical office buildings (“MOB”). The portfolio is 96% on-campus or aligned with dominant healthcare systems in 26 states. It is 91% occupied with 56% credit rated tenants of which 39% are investment grade. The Company has a strong balance sheet with flexibility and liquidity for growth and it has investment grade ratings by Moody’s and Standard & Poors. Management is pleased with the financial results for the second quarter and its earnings growth. HTA will continue to focus on value creation for its shareholders by prudently investing in high quality MOBs, managing and operating its national portfolio and enhancing its investment grade balance sheet.

Second Quarter 2012 Highlights

•

Normalized FFO: Increased $6.5 million, or 22.2%, to $35.7 million, or $0.16 per share, as compared to 2011. Normalized FFO excludes listing and transitional costs and represents our ongoing operations as a publicly traded REIT.

•	Normalized FAD: Increased $5.3 million, or 20.9% to $30.6 million, or $0.13 per share from $25.3 million, or $0.11 per share in 2011.

•

Normalized FFO Run Rate: Based upon the scheduled closing of the Rush transaction and the completion of the tender offer in the third quarter, combined with our ongoing G&A and interest savings, the run rate for normalized FFO is anticipated to be $0.16 per share on a quarterly basis and $0.64 on an annualized basis.

•	NOI: Increased by 11.2%, or $5.2 million to $51.5 million from $46.3 million in 2011. Same property cash NOI increased 2.7% compared to 2011.

•	Revenues: Total revenues increased by 12.0% to $76.3 million as compared to 2011.

•	Listing Shares on the NYSE: Listed the Company’s Class A common stock on the New York Stock Exchange (“NYSE”) under the symbol “HTA” (the “Listing”).

•

Balance Sheet: As of June 30, 2012, the Company had total assets of $2.4 billion, cash and cash equivalents of $24.0 million, $575.0 million available on the unsecured revolving credit facility and a leverage ratio of total debt to total capitalization of 27.4%.

•

Paid down secured debt: The Company utilized proceeds from its $300.0 million unsecured term loan with an interest rate fixed at 2.95% per annum to repay four mortgage notes payable totaling $75.3 million with a weighted average interest rate of 6.0% per annum.

•	Occupancy & Tenant Retention: The occupancy rate of the Company’s portfolio remains stable at approximately 91% and its tenant retention for the quarter was 83%.

•	Transitioned Property Management: Transitioned 1.2 million square feet from third party property management companies to our in-house property management platform.

•

Credit Rated Tenants: Investment grade rated tenants as a percent of annualized base rent was 39% as of June 30, 2012 and 56% of the Company’s annualized base rent derived from tenants that have (or whose parent companies have) a credit rating from a nationally recognized rating agency.

Subsequent Events

•	Completed Tender Offer: Completed a $150.0 million tender offer on July 25, 2012 reducing the total outstanding shares to approximately 215 million.

•

Closed on 7-Year term loan: Closed on a $155.0 million term loan priced at LIBOR plus 200 bps and swapped $50.0 million of the principal to a fixed rate of 3.4% per annum at closing. Should the remaining amount be swapped at the same rate, HTA’s weighted average borrowing cost would be reduced to 4.2% from 5.05% per annum at the end of 2011.

•	Acquisitions: Entered into an agreement to purchase $54.0 million on-campus Rush MOB by converting existing mortgage note at 2010 cap rates.

•	Stock Repurchase Plan: Approved a stock repurchase program to purchase up to $100.0 million of the Company’s Class A common stock over a 2-year period.

Listing

On June 6, 2012, HTA completed the Listing of its Class A common stock on the NYSE under the symbol “HTA”. The Company believes that the listing will enable it to continue the execution of its strategic plan, increase stockholder value, enhance the Company’s enterprise value, and provide access to more efficient, lower cost capital. The Class B shares will convert to Class A shares over time. The Company incurred $12.5 million of expenses associated with the Listing and related transitional activities which were primarily for professional fees, share based compensation expense and other previously deferred offering costs.

Financial Results

FFO and Normalized FFO

Funds from Operations, or FFO, totaled $11.7 million, or $0.05 per share for the three months ended June 30, 2012, compared with $27.9 million, or $0.12 per share, for the three months ended June 30, 2011.

Normalized FFO, totaled $35.7 million, or $0.16 per share, for the three months ended June 30, 2012, compared to $29.2 million, or $0.13 per share, for the three months ended June 30, 2011.

Normalized FAD

Normalized Funds Available for Distribution, or Normalized FAD, was $30.6 million or $0.13 per share, an increase of $5.3 million from $25.3 million, or $0.11 per share in 2011.

Revenues

Total revenues increased 12.0% to $76.3 million for the three months ended June 30, 2012, compared to $68.1 million for the three months ended June 30, 2011. Rental income increased 12.8% to $75.0 million for the three months ended June 30, 2012, compared to $66.4 million for the three months ended June 30, 2011. The increase in rental income was driven by $246.2 million of completed acquisitions since June 30, 2011 and same property portfolio growth.

General and Administrative Expenses

General and administrative expenses were $4.9 million as compared $5.3 million for the three months ended June 30, 2011. Management believes our general and administrative expense reflects the Company’s normalized operations as a publicly traded REIT.

Interest Expense and Change in the Fair Value of Derivative Financial Instruments

Interest expense for the three months ended June 30, 2012 was $15.9 million which included a $4.8 million net loss on the change in the fair value of its derivative financial instruments. During the quarter, the Company paid off $75.3 million of mortgage loans that had a weighted average interest rate of 6.0% per annum.

During the first half of 2012, inclusive of the $155.0 million term loan which closed on July 20, 2012, HTA entered into over $1.0 billion of new credit facilities, including the refinancing of $650.0 million of existing mortgage and credit facilities. The net impact from these transactions has been to lower the average borrowing rate and extend maturities. The weighted average borrowing cost, inclusive of the term loan which closed July 20, 2012, has decreased to 4.2% per annum, down significantly from 5.05% per annum as of December 31, 2011. Additionally, the weighted average remaining term of the debt portfolio increased from 3.8 years to 4.5 years. As part of the refinancing activities, the Company retired approximately $75.3 million of secured mortgage loans with a weighted average interest rate of 6.0%. In connection with the refinancings, HTA incurred $1.9 million of debt extinguishment costs associated with the retirement of these mortgage loans, but will result in annual cash savings of $2.25 million from decreased interest expense.

Balance Sheet

As of June 30, 2012, the Company had total assets of $2.4 billion, cash and cash equivalents of $24.0 million, $575.0 million available on the unsecured revolving credit facility and a leverage ratio of total debt to total capitalization was 27.4%.

Occupancy & Tenant Retention

The occupancy rate of the portfolio remained at approximately 91%. Tenant retention for the quarter was 83%.

Credit Rated Tenants

Investment grade rated tenants as a percent of annualized base rent was 39% as of June 30, 2012 and 56% of annualized base rent is derived from tenants that have (or whose parent companies have) a credit rating from a nationally recognized rating agency.

In-House Property Management Platform

During the quarter, the Company transitioned 1.2 million square feet from third party property management companies to its in-house property management platform and expects to have 70% of current GLA managed internally by year end.

Tender Offer

On July 25, 2012, the Company completed a modified “Dutch Auction” tender offer (“Tender Offer”) of the Company’s Class A common stock. As a result of the Tender Offer, the Company purchased 14.9 million shares of its Class A common stock at a purchase price of $10.10 per share, for an aggregate cost of $150.0 million, excluding fees and expenses. The Tender Offer decreased total shares outstanding to 214.7 million as of July 25, 2012.

In addition to the Tender Offer, the Company repurchased 2.1 million shares during the quarter as part of the Share Repurchase Program. In connection with of the Listing, the Company terminated its previous Share Repurchase Program.

Funds from Operations, Normalized Funds from Operations and Funds Available for Distribution

HTA defines FFO, a non-GAAP measure, as net income or loss computed in accordance with GAAP, excluding gains or losses from sales of property and impairment write downs of depreciable assets, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. HTA uses normalized funds from operations, or normalized FFO, which excludes from FFO acquisition-related expenses, net change in fair value of derivative financial instruments, listing expenses, transitional expenses, debt extinguishment costs and other normalizing items, to further evaluate how its portfolio might perform after its acquisition stage is complete and the sustainability of its distributions in the future. Other normalizing items are non-recurring items such as legal settlements, lease termination fees and the write-off of deferred financing costs.

HTA defines normalized FAD, a non-GAAP measure, which excludes from normalized FFO interest and dividend income, non-cash compensation expense, straight-line rent adjustments, amortization of below and above market leases, deferred rent — tenant improvement related, amortization of interest rate contracts, loan premiums, and prepaid financing costs and recurring capital expenditures, tenant improvements and leasing commissions.

FFO, normalized FFO or normalized FAD should not be considered as an alternative to net income or to cash flows from operating activities and are not intended to be used as a liquidity measure indicative of cash flow available to fund HTA’s cash needs, including its ability to make distributions. FFO, normalized FFO and normalized FAD should be reviewed in connection with other GAAP measurements.

The following is the reconciliation of FFO and normalized FFO to net (loss) income and normalized FFO to FAD for the three and six months ended June 30, 2012 and 2011 (amounts in thousands, except per share amounts):

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Reconciliation of Net (loss) Income to FFO & Normalized FFO
Net (loss) income	$(19,314)	$1,162	$(19,620)	$3,352
Depreciation and amortization	30,964	26,701	58,321	53,451

FFO	$11,650	$27,863	$38,701	$56,803

FFO per share — basic	$0.05	$0.12	$0.17	$0.26

FFO per share — diluted	$0.05	$0.12	$0.17	$0.26

Acquisition-related expenses	2,970	361	5,292	1,423
Net change in fair value of derivative financial instruments	4,787	1,078	5,295	574
Listing expenses	12,544	—	12,544	—
Transitional expenses	1,704	—	1,704	—
Debt extinguishment costs	1,886	—	1,886	—
Other normalizing items	135	(111)	200	(1,417)

Normalized FFO	$35,676	$29,191	$65,622	$57,383

Normalized FFO per share — basic	$0.16	$0.13	$0.29	$0.26

Normalized FFO per share — diluted	$0.16	$0.13	$0.29	$0.26

Reconciliation of Normalized FFO to Normalized FAD
Normalized FFO	$35,676	$29,191	$65,622	$57,383
Interest and dividend income	(63)	(26)	(91)	(144)
Non-cash compensation expense	(20)	645	982	1,542
Straight-line rent adjustments, net	(2,119)	(2,131)	(4,564)	(4,221)
Amortization of acquired below and above market leases	427	660	1,022	1,338
Deferred revenue — tenant improvement related	(106)	(157)	(266)	(574)
Amortization of interest rate contracts, loan premiums and prepaid financing	953	707	1,646	1,634
Recurring capital expenditures, tenant improvements and leasing commissions	(4,116)	(3,561)	(5,873)	(6,643)

Normalized FAD	$30,632	$25,328	$58,478	$50,315

Normalized FAD per share — basic	$0.13	$0.11	$0.26	$0.23

Normalized FAD per share — diluted	$0.13	$0.11	$0.25	$0.23

Weighted average common shares outstanding:
Basic	229,436	228,341	229,159	221,607

Diluted	229,614	228,801	229,336	222,067

Net Operating Income

NOI is a non-GAAP financial measure that is defined as net income or loss, computed in accordance with GAAP, generated from HTA’s total portfolio of properties before general and administrative expenses, acquisition-related expenses, depreciation and amortization, listing expenses, non-traded REIT expenses, interest expense and net change in the fair value of derivative financial instruments, debt extinguishment costs and interest and dividend income. HTA believes that NOI provides an accurate measure of the operating performance of its operating assets because NOI excludes certain items that are not associated with management of the properties. Additionally, HTA believes that NOI is a widely accepted measure of comparative operating performance in the real estate community. However, HTA’s use of the term NOI may not be comparable to that of other real estate companies as they may have different methodologies for computing this amount.

The following is the reconciliation of net (loss) income to NOI for the three and six months ended June 30, 2012 and 2011 (amounts in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Net (loss) income	$(19,314)	$1,162	$(19,620)	$3,352
Add:
General and administrative expenses	4,908	5,331	10,915	10,668
Acquisition-related expenses	2,970	361	5,292	1,423
Depreciation and amortization	30,964	26,701	58,321	53,451
Listing expenses	12,544	—	12,544	—
Non-traded REIT expenses	1,704	1,424	3,847	3,395
Interest expense and net change in fair value of derivative financial instruments	15,932	11,397	26,965	21,239
Debt extinguishment costs	1,886	—	1,886	—
Less:
Interest and dividend income	63	26	91	144

Net operating income	$51,531	$46,350	$100,059	$93,384

Note that all figures are rounded to reflect approximate amounts.

About Healthcare Trust of America, Inc.

Healthcare Trust of America, Inc. (NYSE:HTA), a publicly traded real estate investment trust, is a fully-integrated, leading owner of medical office buildings. HTA listed its shares on the New York Stock Exchange on June 6, 2012. HTA is a full-service real estate company focused on acquiring, owning and operating high-quality medical office buildings that are located on the campuses of nationally recognized healthcare systems in the major U.S. metropolitan areas. Since its formation in 2006, HTA has built a portfolio of properties that totals approximately $2.5 billion based on purchase price and is comprised of approximately 12.4 million square feet of gross leasable area located in 26 states. For more information on Healthcare Trust of America, Inc., please visit www.htareit.com.

FORWARD-LOOKING LANGUAGE

This press release contains certain forward-looking statements with respect to HTA. Forward-looking statements are statements that are not descriptions of historical facts and include statements regarding management’s intentions, beliefs, expectations, plans or predictions of the future, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Because such statements include risks, uncertainties and contingencies, actual results may differ materially and in adverse ways from those expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to, the following: changes in economic conditions generally and the real estate market specifically; legislative and regulatory changes, including changes to laws governing the taxation of REITS and changes to laws governing the healthcare industry; the assessment of strategic success of our alternatives, including potential liquidity alternatives; the availability of capital; changes in interest rates; competition in the real estate industry; the supply and demand for operating properties in our proposed market areas; changes in accounting principles generally accepted in the United States of America; policies and guidelines applicable to REITs; the availability of properties to acquire; and the availability of financing. Additional information concerning us and our business including additional factors that could materially and adversely affect our financial results including, but not limited to, the risks described under Part I, Item 1A, Risk Factors, included in our annual report on Form 10-K and in our other filings with the SEC.

Healthcare Trust of America, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

As of June 30, 2012 and December 31, 2011

(In thousands, except share and per share amounts)

(Unaudited)

	June 30, 2012	December 31, 2011
ASSETS
Real estate investments, net	$2,001,932	$1,806,471
Real estate notes receivable, net	20,000	57,459
Cash and cash equivalents	23,977	69,491
Accounts and other receivables, net	11,297	12,658
Restricted cash and escrow deposits	16,649	16,718
Identified intangible assets, net	295,665	272,390
Other assets, net	67,347	56,442

Total assets	$2,436,867	$2,291,629

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Debt, net	$859,318	$639,149
Accounts payable and accrued liabilities	59,217	47,801
Derivative financial instruments-interest rate swaps	6,998	1,792
Security deposits, prepaid rent and other liabilities	20,404	19,930
Identified intangible liabilities, net	12,284	11,832

Total liabilities	958,221	720,504
Commitments and Contingencies
Redeemable noncontrolling interest of limited partners	3,641	3,785
Stockholders’ Equity:
Preferred stock, $0.01 par value; 200,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.01 par value; 1,000,000,000 shares authorized; 228,491,312 issued and outstanding as of December 31, 2011	—	2,284
Class A common stock, $0.01 par value; 700,000,000 shares authorized, 57,379,033 issued and outstanding as of June 30, 2012	573	—
Class B common stock, $0.01 par value; 300,000,000 shares authorized, 171,845,262 issued and outstanding as of June 30, 2012	1,718	—
Additional paid-in capital	2,039,925	2,032,305
Accumulated deficit	(567,211)	(467,249)

Total stockholders’ equity	1,475,005	1,567,340

Total liabilities and stockholders’ equity	$2,436,867	$2,291,629

Healthcare Trust of America, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

For the Three and Six Months Ended June 30, 2012 and 2011

(In thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Revenues:
Rental income	$74,953	$66,426	$144,888	$135,669
Interest income from mortgage notes receivable and other income	1,308	1,648	2,616	3,297

Total revenues	76,261	68,074	147,504	138,966
Expenses:
Rental expenses	24,730	21,724	47,445	45,582
General and administrative expenses	4,908	5,331	10,915	10,668
Acquisition-related expenses	2,970	361	5,292	1,423
Depreciation and amortization	30,964	26,701	58,321	53,451
Listing expenses	12,544	—	12,544	—
Non-traded REIT expenses	1,704	1,424	3,847	3,395

Total expenses	77,820	55,541	138,364	114,519

(Loss) income before other income (expense)	(1,559)	12,533	9,140	24,447
Other income (expense):
Interest expense (including amortization of deferred financing costs and debt premium/discount):
Interest expense related to debt	(10,498)	(9,953)	(20,731)	(19,939)
Interest expense related to derivative financial instruments and net change in fair value of derivative financial instruments	(5,434)	(1,444)	(6,234)	(1,300)
Debt extinguishment costs	(1,886)	—	(1,886)	—
Interest and dividend income	63	26	91	144

Net (loss) income	$(19,314)	$1,162	$(19,620)	$3,352
Less: net (income) loss attributable to controlling interest of limited partners	(8)	9	(16)	(31)

Net (loss) income attributable to controlling interest	$(19,322)	$1,171	$(19,636)	$3,321

Net (loss) income per share attributable to controlling interest on distributed and undistributed earnings — basic and diluted	$(0.08)	$0.01	$(0.09)	$0.01

Weighted average number of shares outstanding
Basic	229,436	228,341	229,159	221,607

Diluted	229,436	228,801	229,159	222,067

Distributions declared per common share	$0.17	$0.18	$0.35	$0.36